Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in Part B dated April 30, 2025, and each included in this Post-Effective Amendment No. 33 on the Registration Statement (Form N-1A, File No. 811-09599) of State Street Master Funds (the “Registration Statement”).

We also consent to the incorporation by reference into Part B of our reports dated February 18, 2025, with respect to State Street Money Market Portfolio and State Street U.S. Government Money Market Portfolio (the “Funds”) (two of the funds constituting State Street Master Funds) as well as our reports dated February 24, 2025, with respect to State Street Treasury Plus Money Market Portfolio, State Street Treasury Money Market Portfolio and State Street International Developed Equity Index Portfolio (the “Funds”) (three of the funds constituting State Street Master Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

April 25, 2025